Exhibit 99.1

Regal Entertainment Group Reports Results

for Second Quarter 2017 and Declares Quarterly Dividend

Knoxville, Tennessee — July 26, 2017 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor, today announced second quarter 2017 results.

Total revenues for the second quarter ended June 30, 2017 were $764.2 million compared to total revenues of $785.9 million for the second quarter ended June 30, 2016.  Net income attributable to controlling interest in the second quarter of 2017 was $23.6 million compared to $33.5 million in the second quarter of 2016.  Diluted earnings per share(1) was $0.15 for the second quarter of 2017 compared to $0.21 for the second quarter of 2016.  Adjusted diluted earnings per share(1) was $0.16 for the second quarter of 2017 compared to $0.23 for the second quarter of 2016.  Net cash provided by (used in) operating activities was $(41.8) million for the second quarter of 2017 and $58.0 million for the second quarter of 2016.  Adjusted EBITDA(3) was $135.5 million for the second quarter of 2017 and $137.7 million for the second quarter of 2016. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.22 per Class A and Class B common share, payable on September 15, 2017, to stockholders of record on September 5, 2017.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“Both our ongoing seating and concession initiatives and our acquisition of 134 high quality screens had a positive impact on our operating results in the second quarter, including record highs in average ticket price and concession sales per patron,” stated Amy Miles, CEO of Regal Entertainment Group. “With year-to-date industry box office revenue in line with last year’s record total and an exciting film slate yet to come in the back half of the year, we remain optimistic regarding the potential for box office success in 2017.”

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2017. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss second quarter 2017 results on July 26, 2017 at 4:30 p.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the Investor Relations section of the Company’s website:

www.REGmovies.com or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5-10 minutes prior to the start of the call or go to the website at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for the Regal Entertainment Group conference call. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 877-481-4010 (Domestic) or 919-882-2331 (International) and enter conference call ID #10180.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) operates one of the largest and most geographically diverse theatre circuits in the United States, consisting of 7,379 screens in 566 theatres in 43 states along with Guam, Saipan, American Samoa and the District of Columbia as of June 30, 2017. The Company operates theatres in 48 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s website at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning
Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer
865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Quarters and Two Quarters Ended 6/30/17 and 6/30/16

(in millions, except per share data)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Admissions	$481.2	$505.8	$1,014.4	$1,021.5
Concessions	231.4	235.5	470.9	465.6
Other operating revenues	51.6	44.6	100.1	85.9
Total revenues	764.2	785.9	1,585.4	1,573.0

Operating expenses
Film rental and advertising costs	258.5	278.9	541.6	556.4
Cost of concessions	30.6	30.0	61.4	58.8
Rent expense	106.0	106.3	212.2	213.8
Other operating expenses	222.8	214.8	438.5	426.3
General and administrative expenses (including share-based compensation of $2.3 for the quarters ended June 30, 2017 and June 30, 2016, and $4.5 and $4.1 for the two quarters ended June 30, 2017 and June 30, 2016, respectively)	23.2	20.9	45.5	42.1
Depreciation and amortization	62.9	56.9	123.8	112.6
Net loss on disposal and impairment of operating assets and other	1.2	1.5	3.9	5.8
Income from operations	59.0	76.6	158.5	157.2

Interest expense, net	31.1	32.3	61.8	64.8
Loss on extinguishment of debt	1.3	1.5	1.3	1.5
Earnings recognized from NCM	(6.6)	(2.9)	(8.6)	(15.2)
Equity in income of non-consolidated entities and other, net	(8.4)	(10.4)	(16.7)	(20.4)
Income before income taxes	41.6	56.1	120.7	126.5
Provision for income taxes	18.0	22.5	48.7	52.2
Net income	23.6	33.6	72.0	74.3
Noncontrolling interest, net of tax	—	(0.1)	—	(0.1)
Net income attributable to controlling interest	$23.6	$33.5	$72.0	$74.2

Diluted earnings per share(1)	$0.15	$0.21	$0.46	$0.47
Adjusted diluted earnings per share(1)	$0.16	$0.23	$0.48	$0.50
Weighted average number of diluted shares outstanding(2)	156.9	156.7	157.0	156.8

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of June 30, 2017	As of December 31, 2016
Cash and cash equivalents	$235.5	$246.5
Total assets	2,748.4	2,645.7
Total debt	2,484.3	2,340.1
Total stockholders’ deficit of Regal Entertainment Group	(835.1)	(839.1)

Operating Data

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Theatres at period end	566	564	566	564
Screens at period end	7,379	7,307	7,379	7,307
Average screens per theatre	13.0	13.0	13.0	13.0
Attendance (in thousands)	47,441	51,246	100,796	104,543
Average ticket price	$10.14	$9.87	$10.06	$9.77
Average concessions per patron	$4.88	$4.60	$4.67	$4.45

Reconciliation of Net Income Attributable to Controlling Interest to EBITDA to Net Cash Provided by (Used in) Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income attributable to controlling interest	$23.6	$33.5	$72.0	$74.2
Interest expense, net	31.1	32.3	61.8	64.8
Provision for income taxes	18.0	22.5	48.7	52.2
Depreciation and amortization	62.9	56.9	123.8	112.6
EBITDA(3)	135.6	145.2	306.3	303.8
Interest expense, net	(31.1)	(32.3)	(61.8)	(64.8)
Provision for income taxes	(18.0)	(22.5)	(48.7)	(52.2)
Deferred income taxes	(3.2)	(0.4)	(7.7)	(4.6)
Changes in operating assets and liabilities	(148.0)	(46.2)	(46.7)	14.9
Loss on extinguishment of debt	1.3	1.5	1.3	1.5
Landlord contributions	23.6	21.6	49.9	43.8
Other items, net	(2.0)	(8.9)	15.2	(3.6)
Net cash provided by (used in) operating activities	$(41.8)	$58.0	$207.8	$238.8

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
EBITDA(3)	$135.6	$145.2	$306.3	$303.8
Net loss on disposal and impairment of operating assets and other	1.2	1.5	3.9	5.8
Share-based compensation expense	2.3	2.3	4.5	4.1
Acquisition related costs	1.0	—	1.0	—
Loss on extinguishment of debt	1.3	1.5	1.3	1.5
Earnings recognized from NCM	(6.6)	(2.9)	(8.6)	(15.2)
Cash distributions from NCM and other non-consolidated entities	9.1	0.4	31.5	22.2
Noncontrolling interest, net of tax and equity in income of non-consolidated entities and other, net	(8.4)	(10.3)	(16.7)	(20.3)
Adjusted EBITDA(3)	$135.5	$137.7	$323.2	$301.9

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net cash provided by (used in) operating activities	(41.8)	58.0	$207.8	$238.8
Capital expenditures	(59.6)	(58.3)	(104.3)	(89.4)
Proceeds from asset sales	3.1	—	4.6	1.3
Free cash flow(3)	$(98.3)	$(0.3)	$108.1	$150.7

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income attributable to controlling interest	$23.6	$33.5	$72.0	$74.2
Loss on extinguishment of debt, net of related tax effects of $0.5 for the quarter and two quarters ended June 30, 2017, and $0.6 for the quarter and two quarters ended June 30, 2016	0.8	0.9	0.8	0.9
Net loss on disposal and impairment of operating assets and other, net of related tax effects of $0.4 and $0.6 for the quarters ended June 30, 2017 and June 30, 2016, respectively, and $1.5 and $2.3 for the two quarters ended June 30, 2017 and June 30, 2016, respectively	0.8	0.9	2.4	3.5
Gain on sale of available for sale securities, net of related tax effects of $0.4 for the two quarters ended June 30, 2016	—	—	—	(0.6)
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects, net loss on disposal and impairment of operating assets and other, net of related tax effects, and gain on sale of available for sale securities, net of related tax effects	$25.2	$35.3	$75.2	$78.0

Weighted average number of diluted shares outstanding(2)	156.9	156.7	157.0	156.8
Adjusted diluted earnings per share(1)	$0.16	$0.23	$0.48	$0.50
Diluted earnings per share(1)	$0.15	$0.21	$0.46	$0.47

(1)         Diluted earnings per share is net income attributable to controlling interest divided by weighted average number of diluted shares outstanding. We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, net loss on disposal and impairment of operating assets and other, net of related tax effects, and gain on sale of available for sale securities, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and two quarters ended June 30, 2017 and June 30, 2016.

(3)         Adjusted EBITDA (net income attributable to controlling interest adjusted for interest expense, net, provision for income taxes, depreciation and amortization, net loss on disposal and impairment of operating assets and other, share-based compensation expense, acquisition related costs, loss on extinguishment of debt, earnings recognized from NCM, cash distributions from NCM and other non-consolidated entities, and noncontrolling interest, net of tax and equity in income of non-consolidated entities and other, net) was approximately $135.5 million for the quarter ended June 30, 2017.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity and performance of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity or performance under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity or performance.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2017.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.